Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Second Quarter 2015 Results

Singapore – May 5, 2015 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its second fiscal quarter ended March 28, 2015.

Quarterly Results
	Fiscal Q2 2015	Change vs. Fiscal Q2 2014	Change vs. Fiscal Q1 2015
Net Revenue	$145.2 million	up 27.2%	up 35.2%
Gross Profit	$68.6 million	up 18.9%	up 25.3%
Gross Margin	47.2%	down 330 bps	down 370 bps
Income from Operations	$9.8 million	down 3.2%	up 0.7%
Operating Margin	6.7%	down 220 bps	down 230 bps
Net Income	$7.9 million	down 12.6%	up 1.1%
Net Margin	5.5%	down 240 bps	down 180 bps
EPS – Diluted	$0.10	down 16.7%	—%

Bruno Guilmart, Kulicke & Soffa's President and Chief Executive Officer, said, “We performed well this quarter, generating revenue slightly above the high-end of our guided range. Our financial results, during a quarter of significant ongoing investments in product development, are supported by our large install base and overall exposure to higher-growth opportunities within end markets such as memory, mobility, connectivity devices and sensors.”

Second Quarter Fiscal 2015 Key Product Trends

•	Ball bonder equipment net revenue increased 35.9% over the December quarter.

•	66.7% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue decreased by 15.3% over the December quarter.

Second Quarter Fiscal 2015 Financial Highlights

•	Net revenue of $145.2 million.

•	Gross margin of 47.2%.

•	Net income of $7.9 million or $0.10 per share.

•	Cash, cash equivalents and short-term investments were $528.8 million as of March 28, 2015.

Third Quarter Fiscal 2015 Outlook

The Company currently expects net revenue in the third fiscal quarter of 2015, ending June 27, 2015, to be in the range of approximately $160 million to $170 million.

Looking forward, Bruno Guilmart commented, “Our development efforts are progressing according to plan with ongoing customer engagement. In addition to our recent acquisition, these product development investments are expected to expand our reach into new and diversified applications while opening the door for many more strategic and long-term opportunities."

Earnings Conference Call Details

A conference call to discuss these results will be held today, May 5, 2015, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through May 11, 2015 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13604984. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, advanced SMT, wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2014 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Investor Relations
P: +1-215-784-7500
F: +1-215-784-6180
investor@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Six months ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Net revenue	$145,227	$114,206	$252,665	$193,319
Cost of sales	76,657	56,534	129,361	97,282
Gross profit:	68,570	57,672	123,304	96,037
Operating expenses:
Selling, general and administrative	32,891	25,927	56,989	47,703
Research and development	23,172	19,326	42,753	36,797
Amortization of intangible assets	2,757	1,330	4,086	2,659
Restructuring	(41)	978	(41)	975
Total operating expenses	58,779	47,561	103,787	88,134
Income from operations:	9,791	10,111	19,517	7,903
Other income (expense):
Interest income	453	343	715	622
Interest expense	(316)	(297)	(619)	(416)
Income from operations before income taxes	9,928	10,157	19,613	8,109
Provision for income taxes	1,997	1,087	3,840	996
Net income	$7,931	$9,070	$15,773	$7,113

Net income per share:
Basic	$0.10	$0.12	$0.21	$0.09
Diluted	$0.10	$0.12	$0.20	$0.09

Weighted average shares outstanding:
Basic	76,821	76,404	76,855	76,163
Diluted	77,570	77,021	77,488	76,777

	Three months ended		Six months ended
Supplemental financial data:	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Depreciation and amortization	$5,007	$3,494	$8,563	$6,486
Capital expenditures	1,191	3,198	3,444	8,574
Equity-based compensation expense:
Cost of sales	88	82	216	187
Selling, general and administrative	1,976	2,126	4,475	4,742
Research and development	517	478	1,325	1,153
Total equity-based compensation expense	$2,581	$2,686	$6,016	$6,082

	As of
	March 28, 2015	March 29, 2014
Backlog of orders [1]	$77,509	$51,000
Number of employees	2,822	2,306

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	March 28, 2015	September 27, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$527,146	$587,981
Short-term investments	1,629	9,105
Accounts and notes receivable, net of allowance for doubtful accounts of $0 and $143 respectively	149,378	171,530
Inventories, net	76,529	49,694
Prepaid expenses and other current assets	14,997	15,090
Deferred income taxes	4,295	4,291
TOTAL CURRENT ASSETS	773,974	837,691

Property, plant and equipment, net	52,152	52,755
Goodwill	81,272	41,546
Intangible assets	63,279	5,891
Other assets	6,599	6,565
TOTAL ASSETS	$977,276	$944,448

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short term debt	$837	$—
Accounts payable	50,692	35,132
Accrued expenses and other current liabilities	43,294	43,731
Income taxes payable	1,953	2,488
TOTAL CURRENT LIABILITIES	96,776	81,351

Financing obligation	17,522	19,102
Deferred income taxes	51,459	44,963
Other liabilities	11,280	9,790
TOTAL LIABILITIES	177,037	155,206

SHAREHOLDERS' EQUITY
Common stock, no par value	485,811	479,116
Treasury stock, at cost	(57,209)	(46,984)
Retained earnings	370,639	354,866
Accumulated other comprehensive income	998	2,244
TOTAL SHAREHOLDERS' EQUITY	800,239	789,242

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$977,276	$944,448

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Net cash provided by operating activities	$2,118	$41,021	$48,560	$78,270
Net cash used in investing activities, continuing operations	(86,381)	(4,600)	(90,557)	(13,329)
Net cash (used in) / provided by financing activities, continuing operations	(10,971)	221	(18,592)	479
Effect of exchange rate changes on cash and cash equivalents	(210)	(130)	(246)	(98)
Changes in cash and cash equivalents	(95,444)	36,512	(60,835)	65,322
Cash and cash equivalents, beginning of period	622,590	550,598	587,981	521,788
Cash and cash equivalents, end of period	$527,146	$587,110	$527,146	$587,110